Exhibit 99.1

Microsoft Announces First Quarter Results

REDMOND, Wash. — October 28, 2026 — Microsoft Corp. today announced the following results for the quarter ended September 30, 2026, as compared to the corresponding period of last fiscal year:

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Revenue was $92.3 billion and increased 19%
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Operating income was $45.9 billion and increased 21% (up 22% in constant currency)
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Net income was $36.6 billion and increased 32% on a GAAP basis, and was $36.4 billion and increased 18% (up 19% in constant currency) on a non-GAAP basis
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Diluted earnings per share was $4.92 and increased 32% on a GAAP basis, and was $4.89 and increased 18% (up 19% in constant currency) on a non-GAAP basis
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Non-GAAP results exclude the impact from investments in OpenAI, explained in the Non-GAAP Definition section below

“We are delivering greater capability, choice, control, and cost efficiency for customers across our entire stack,” said Satya Nadella, chairman and chief executive officer of Microsoft. “By helping organizations build and own their own intelligence, and earning trust through agent safety and security, we are translating our innovation into growing adoption and real-world impact across every industry.”

“We delivered a strong start to the fiscal year with Microsoft Cloud revenue of $63.9 billion, with growth accelerating to 30% (up 31% in constant currency) year-over-year,” said Amy Hood, executive vice president and chief financial officer of Microsoft. “Results exceeded expectations across revenue, operating income, and earnings per share.”

The following table adjusts for the impact from investments in OpenAI and reconciles our financial results reported in accordance with generally accepted accounting principles (GAAP) to non-GAAP financial results. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

Three Months Ended September 30,
	2026			2025			Percentage Change Y/Y			Percentage Change Y/Y
($ in millions, except per share amounts)	As Reported (GAAP)	Impact from OpenAI*	As Adjusted (non-GAAP)	As Reported (GAAP)	Impact from OpenAI*	As Adjusted (non-GAAP)	GAAP	Constant Currency	Net Impact from OpenAI*	Non-GAAP	Non-GAAP Constant Currency
Net income	$36,629	$(207)	$36,422	$27,747	$3,086	$30,833	32%	33%	$(3,293)	18%	19%
Diluted earnings per share	$4.92	$(0.03)	$4.89	$3.72	$0.41	$4.13	32%	33%	$(0.44)	18%	19%

*Impact from OpenAI adjusts for the impact from investments in OpenAI

Business Highlights

Revenue in Agents and Infra was $76.8 billion and increased 25%, with the following business highlights:

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Commercial remaining performance obligation increased 73% to $677 billion
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Microsoft Cloud revenue was $63.9 billion and increased 30% (up 31% in constant currency)
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Azure revenue increased 48%
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Microsoft 365 commercial cloud revenue increased 18% (up 19% in constant currency) on an adjusted basis, normalized for a 1-point benefit from in-period revenue recognition in the prior year, and increased 17% (up 18% in constant currency) on a reported basis
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Microsoft 365 consumer cloud revenue increased 17% (up 16% in constant currency)
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Industry solutions cloud revenue increased 10%

Revenue in Devices and Consumer was $15.5 billion and decreased 3%, with the following business highlights:

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Search and advertising revenue excluding traffic acquisition costs increased 12%
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XBOX content and services revenue decreased 2% (down 1% in constant currency)
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Windows OEM and Devices revenue decreased 22%

Microsoft returned $10.2 billion to shareholders in the form of dividends and share repurchases in the first quarter of fiscal year 2027.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Customer Stories

Every quarter Microsoft delivers hundreds of products, services, and enhancements. These releases are driven by years of significant research and development investments, to empower customers with greater productivity, security, and differentiated value.

This momentum is reflected in stories that showcase how our technology is shaping industries and driving customer success. We share innovation updates on our product blogs across Azure, Microsoft 365, and more on our Official Microsoft blog.

Webcast Details

Satya Nadella, chairman and chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Brian DeFoe, deputy general counsel and corporate secretary, and Jonathan Neilson, vice president of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. Participants can also dial into the conference call at (877) 407-0666 or +1 (201) 689-8023 for international, no password required. The webcast will be available for replay through the close of business on October 28, 2027.

Non-GAAP Definition

Impact from investments in OpenAI. In the first quarter of fiscal year 2027, net income and diluted earnings per share were impacted by net gains from investments in OpenAI, which resulted in an increase in net income and diluted earnings per share of $207 million and $0.03, respectively. In the first quarter of fiscal year 2026, net income and diluted earnings per share were impacted by net losses from investments in OpenAI, which resulted in a decrease in net income and diluted earnings per share of $3.1 billion and $0.41, respectively.

Microsoft has provided non-GAAP financial measures related to the impact from investments in OpenAI to aid investors in better understanding our performance. Microsoft believes these non-GAAP measures assist investors by providing additional insight into its operational performance and help clarify trends affecting its business. For comparability of reporting, management considers non-GAAP measures in conjunction with GAAP financial results in evaluating business performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

Three Months Ended September 30,
	2026		2025		Percentage Change Y/Y			Percentage Change Y/Y
($ in millions, except per share amounts)	As Reported (GAAP)	As Adjusted (non-GAAP)	As Reported (GAAP)	As Adjusted (non-GAAP)	GAAP	Non-GAAP	Constant Currency Impact	Constant Currency	Non-GAAP Constant Currency
Revenue	$92,279	-	$77,673	-	19%	-	$(309)	19%	-
Operating income	$45,915	-	$37,961	-	21%	-	$(297)	22%	-
Net income	$36,629	$36,422	$27,747	$30,833	32%	18%	$(242)	33%	19%
Diluted earnings per share	$4.92	$4.89	$3.72	$4.13	32%	18%	$(0.03)	33%	19%

Segment Revenue Constant Currency Reconciliation

Three Months Ended September 30,
	2026	2025	Percentage Change Y/Y		Percentage Change Y/Y
($ in millions)	As Reported (GAAP)	As Reported (GAAP)	GAAP	Constant Currency Impact	Constant Currency
Agents and Infra	$76,795	$61,672	25%	$(290)	25%
Devices and Consumer	$15,484	$16,001	(3)%	$(19)	(3)%

We have recast certain prior period amounts to conform to the way we internally manage and monitor our business, which reflects the fiscal year 2027 changes to our segments announced in September 2026.

Selected Product and Service Information Constant Currency Reconciliation

Three Months Ended September 30, 2026
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Commercial remaining performance obligation	73%	0%	73%
Microsoft Cloud revenue	30%	1%	31%
Azure revenue	48%	0%	48%
Microsoft 365 commercial cloud revenue	17%	1%	18%
Microsoft 365 consumer cloud revenue	17%	(1)%	16%
Industry solutions cloud revenue	10%	0%	10%
Search and advertising revenue excluding traffic acquisition costs	12%	0%	12%
XBOX content and services revenue	(2)%	1%	(1)%
Windows OEM and devices revenue	(22)%	0%	(22)%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) creates platforms and tools powered by AI to deliver innovative solutions that meet the evolving needs of our customers. The technology company is committed to making AI available broadly and doing so responsibly, with a mission to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

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intense competition in all of our markets that could adversely affect our results of operations;
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substantial investments in cloud and AI strategy that depend on customer demand, technological developments, competitive dynamics, and regulatory condition;
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development, delivery, and maintenance of competitive cloud-based and AI products and services that achieve broad customer adoption and sustainable revenue growth;
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significant investments in products and services that may not achieve expected returns;
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acquisitions, joint ventures, and strategic alliances that could have an adverse effect on our business;
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cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;
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disclosure and misuse of personal data that could cause liability and harm to our reputation;
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the possibility that we may not be able to protect information in our products and services from use by others;
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abuse of our platforms that may harm our reputation or user engagement;
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products and services, how they are used by customers, and how third-party products and services interact with them, presenting security, privacy, and execution risks;
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issues about the development, deployment, and use of AI that may result in reputational or competitive harm, or liability;
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inability to develop and expand adequate infrastructure;
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supply or other quality problems;
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excessive outages, disruptions, or capacity constraints of our services if we fail to maintain an adequate operations infrastructure or secure resources necessary to support it;
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potential consequences of new, existing, and evolving legal and regulatory requirements;
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claims against us that could result in adverse outcomes in legal disputes;
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uncertainties relating to our business with government customers;
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additional tax liabilities;
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an inability to protect and utilize our intellectual property may harm our business and operating results;
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claims that Microsoft has infringed the intellectual property rights of others;
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damage to our reputation or our brands that may harm our business and results of operations;
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adverse economic or market conditions that could harm our business;
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catastrophic events or geopolitical conditions that could disrupt our business;
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exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange; and
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the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of September 30, 2026. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Jonathan Neilson, Vice President, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended September 30,
	2026	2025

Revenue:
Product	$14,631	$15,922
Service and other	77,648	61,751

Total revenue	92,279	77,673

Cost of revenue:
Product	2,471	2,922
Service and other	27,249	21,121

Total cost of revenue	29,720	24,043

Gross margin	62,559	53,630
Research and development	9,047	8,146
Sales and marketing	5,716	5,717
General and administrative	1,881	1,806

Operating income	45,915	37,961
Other income (expense), net	38	(3,660)

Income before income taxes	45,953	34,301
Provision for income taxes	9,324	6,554

Net income	$36,629	$27,747

Earnings per share:
Basic	$4.93	$3.73
Diluted	$4.92	$3.72

Weighted average shares outstanding:
Basic	7,426	7,433
Diluted	7,446	7,466

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended
	September 30,
	2026	2025

Net income	$36,629	$27,747

Other comprehensive income (loss), net of tax:
Net change related to derivatives	3	(3)
Net change related to investments	(559)	687
Translation adjustments and other	(17)	(98)

Other comprehensive income (loss)	(573)	586

Comprehensive income	$36,056	$28,333

BALANCE SHEETS

(In millions) (Unaudited)

	September 30, 2026	June 30, 2026

Assets
Current assets:
Cash and cash equivalents	$20,281	$20,935
Short-term investments	44,228	55,908

Total cash, cash equivalents, and short-term investments	64,509	76,843
Accounts receivable, net of allowance for doubtful accounts of $728 and $1,040	62,084	80,876
Inventories	1,835	1,397
Other current assets	57,709	48,594

Total current assets	186,137	207,710
Property and equipment, net of accumulated depreciation of $127,208 and $118,691	346,844	313,076
Operating lease right-of-use assets	30,178	24,177
Equity and other investments	37,808	36,348
Goodwill	119,646	119,651
Intangible assets, net	17,751	18,609
Other long-term assets	41,039	38,805

Total assets	$779,403	$758,376

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$42,625	$42,416
Current portion of long-term debt	4,391	9,227
Accrued compensation	10,156	14,945
Short-term income taxes	1,447	2,534
Short-term unearned revenue	66,866	72,965
Other current liabilities	26,483	26,738

Total current liabilities	151,968	168,825
Long-term debt	31,090	31,067
Long-term income taxes	29,235	28,647
Long-term unearned revenue	2,697	2,747
Deferred income taxes	3,174	3,054
Operating lease liabilities	21,719	16,532
Other long-term liabilities	69,011	65,117

Total liabilities	308,894	315,989

Commitments and contingencies
Stockholders' equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 7,427 and 7,427	119,571	117,406
Retained earnings	354,795	328,265
Accumulated other comprehensive loss	(3,857)	(3,284)

Total stockholders' equity	470,509	442,387

Total liabilities and stockholders' equity	$779,403	$758,376

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended
	September 30,
	2026	2025

Operations
Net income	$36,629	$27,747
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	11,744	8,147
Stock-based compensation expense	3,134	2,983
Net recognized losses (gains) on investments and derivatives	(231)	3,907
Deferred income taxes	4,609	2,491
Changes in operating assets and liabilities:
Accounts receivable	17,104	16,490
Inventories	(436)	(192)
Other current assets	(1,903)	(1,162)
Other long-term assets	(6,389)	(394)
Accounts payable	525	(614)
Unearned revenue	(5,942)	(5,418)
Income taxes	(556)	(2,944)
Other current liabilities	(4,528)	(5,507)
Other long-term liabilities	4,240	(477)

Net cash from operations	58,000	45,057

Financing
Repayments of debt	(4,850)	0
Common stock issued	598	689
Common stock repurchased	(4,379)	(5,650)
Common stock cash dividends paid	(6,757)	(6,169)
Other, net	(1,252)	(669)

Net cash used in financing	(16,640)	(11,799)

Investing
Additions to property and equipment	(39,367)	(19,394)
Acquisition of companies, net of cash acquired and divestitures, and purchases of intangible and other assets	(397)	(578)
Purchases of investments	(5,394)	(17,671)
Maturities of investments	5,672	6,031
Sales of investments	10,470	3,262
Other, net	(12,949)	(6,209)

Net cash used in investing	(41,965)	(34,559)

Effect of foreign exchange rates on cash and cash equivalents	(49)	(92)

Net change in cash and cash equivalents	(654)	(1,393)
Cash and cash equivalents, beginning of period	20,935	30,242

Cash and cash equivalents, end of period	$20,281	$28,849

We have recast certain prior period amounts to conform to the current period presentation.

SEGMENT RESULTS

(In millions) (Unaudited)

	Three Months Ended
	September 30,
	2026	2025

Agents and Infra

Revenue	$76,795	$61,672
Cost of revenue	23,887	17,701
Operating expenses	12,350	11,253

Operating income	$40,558	$32,718

Devices and Consumer

Revenue	$15,484	$16,001
Cost of revenue	5,833	6,342
Operating expenses	4,294	4,416

Operating income	$5,357	$5,243

Total

Revenue	$92,279	$77,673
Cost of revenue	29,720	24,043
Operating expenses	16,644	15,669

Operating income	$45,915	$37,961

We have recast certain prior period amounts to conform to the way we internally manage and monitor our business, which reflects the fiscal year 2027 changes to our segments announced in September 2026.

PRODUCT AND SERVICE OFFERINGS REVENUE

(In millions) (Unaudited)

	Three Months Ended
	September 30,
	2026	2025

Azure	$33,165	$22,384
Microsoft 365 cloud	27,778	23,694
Productivity and server licensing	8,407	8,678
Search and advertising	6,554	5,942
XBOX	5,379	5,508
Industry solutions	5,337	4,894
Windows OEM and devices	3,551	4,551
Frontier and support services	2,108	2,022
Total revenue	$92,279	$77,673

We have recast certain prior period amounts to conform to the way we internally manage and monitor our business, which reflects the fiscal year 2027 changes to our segments announced in September 2026.